UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2024

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 5470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

1800 Diagonal Lending, LLC – Promissory Note and Bridge Note

On December 17, 2024, the Company entered into a Securities Purchase Agreement (the “1800 Diagonal Promissory Note Agreement”) with 1800 Diagonal Lending, LLC (the “1800 Diagonal Lender”), pursuant to which the 1800 Diagonal Lender made a loan to the Company, evidenced by a Promissory Note in the aggregate principal amount of $31,200.00.00, including an original issue discount of $5,200.00 (the “1800 Diagonal Promissory Note”).

Under the 1800 Diagonal Promissory Note, the Company is required to make ten (10) payments of $3,432.00 each, which includes a one-time interest charge of ten percent (10%) ($3,120.00). The first payment is due on January 15, 2025, with nine subsequent payments due each month thereafter. The 1800 Diagonal Promissory Note is not secured by any collateral. The 1800 Diagonal Promissory Note matures on October 15, 2025, and contains customary events of default.

On December 17, 2024, the Company entered into a second Securities Purchase Agreement with the 1800 Diagonal Lender (the “1800 Diagonal Bridge Note Agreement,” and together with the 1800 Diagonal Promissory Note Agreement, the “1800 Diagonal Agreements”) pursuant to which the 1800 Diagonal Lender made a second loan to the Company, evidenced by a Bridge Note in the aggregate principal amount of $96,000.00, including an original issue discount of $16,000.00 (the “1800 Diagonal Bridge Note,” and together with the 1800 Diagonal Promissory Note, each a “1800 Diagonal Note” and collectively, the “1800 Diagonal Notes”).

Under the 1800 Diagonal Bridge Note, the Company is required to make an initial payment of $53,760.00, which includes a one-time interest charge of twelve percent (12%) ($11,520.00), on April 15, 2025, with four (4) subsequent payments of $13,440.00 due each month thereafter. The 1800 Diagonal Bridge Note is not secured by any collateral. The 1800 Diagonal Bridge Note matures on October 15, 2025, and contains customary events of default.

The 1800 Diagonal Agreements contain certain customary representations, warranties, and covenants made by the Company.

Upon the occurrence and during the continuation of any such event of default, the respective 1800 Diagonal Note will become immediately due and payable, and the Company is obligated to pay to the 1800 Diagonal Lender an amount equal to 150% times the sum of (w) the then outstanding principal amount of the respective 1800 Diagonal Note plus (x) accrued and unpaid interest on the unpaid principal amount of such 1800 Diagonal Note to the date of payment plus (y) default interest at twenty-two percent (22%) per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the 1800 Diagonal Lender pursuant to Article IV of each of the 1800 Diagonal Notes (amounts set forth in clauses (w), (x), (y) and (z) are collectively referred to as the “Default Amount”). If an event of default under a respective 1800 Diagonal Note occurs, the 1800 Diagonal Lender has the right to convert the balance owed pursuant to the respective 1800 Diagonal Note, including the Default Amount, into shares of common stock of the Company (“Common Stock”) at a conversion price equal to seventy percent (70%) of the average of the three (3) lowest trading prices for the Common Stock during the fifteen (15) trading days prior to the conversion date, provided that the 1800 Diagonal Lender and its affiliates may not own greater than 4.99% of the Company’s outstanding shares of Common Stock at any time, as set forth in each of the 1800 Diagonal Notes.

The Company received funding under the 1800 Diagonal Notes on December 18, 2024, and intends to use the proceeds from the 1800 Diagonal Notes for general working capital purposes.

The foregoing descriptions of the 1800 Diagonal Promissory Note, the 1800 Diagonal Promissory Note Agreement, the 1800 Diagonal Bridge Note and the 1800 Diagonal Bridge Note Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each document, attached hereto as Exhibits 4.1, 10.1, 4.2 and 10.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Agreement and Loan is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	1800 Diagonal Promissory Note issued by the Company in favor of the 1800 Diagonal Lender, dated December 17, 2024

4.2	1800 Diagonal Bridge Note issued by the Company in favor of the 1800 Diagonal Lender, dated December 17, 2024

10.1	1800 Diagonal Promissory Note Agreement by and between the Company and the 1800 Diagonal Lender, dated December 17, 2024

10.2	1800 Diagonal Bridge Note Agreement by and between the Company and the 1800 Diagonal Lender, dated December 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 23, 2024	LOOP MEDIA, INC.

	By:	/s/ Justis Kao
Justis Kao, CEO